UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 14, 2011

Date of report (Date of earliest event reported)

Great Lakes Aviation, Ltd.

(Exact name of registrant as specified in its charter)

Iowa	0-23224	42-1135319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1022 Airport Parkway

Cheyenne, WY 82001

(Address of principal executive offices, including zip code)

(307) 432-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 14, 2011, Great Lakes Aviation, Ltd. (the “Company”) and Raytheon Aircraft Credit Corporation (“Raytheon”) entered into an amendment to the Agreement between the parties dated June 10, 2011, as amended August 31, 2011 (the “Amendment”) to extend the balloon payment due to Raytheon on the aircraft notes, as discussed below, from October 17, 2011 to November 17, 2011. Under the Amendment, the Company will make a payment on or before October 30, 2011 and pay all remaining amounts outstanding, including all principal and accrued interest, on November 17, 2011. Assuming no prepayment, this balloon payment would total $31.0 million. The Company paid Raytheon an extension fee of $125,000 upon entry into the Amendment and agreed to pay Raytheon’s reasonable costs and expenses.

Raytheon is the Company’s primary creditor and single largest shareholder. The aircraft debt with Raytheon consists of 25 promissory notes (the “aircraft notes”), which were used to finance the purchase of aircraft and are secured by 25 Beechcraft 1900D aircraft. A balloon payment for all 25 aircraft notes is due upon maturity of the notes, which was extended by the Amendment until November 17, 2011. The Company’s senior note with Raytheon, in the amount of $6.9 million at June 30, 2011, is cross defaulted to the aircraft notes. The senior note is secured by four Embraer Brasalia aircraft as well as all other assets of the Company. The Company also leases three aircraft from Raytheon, on which Raytheon has given the Company notice of lease terminations. The Amendment provides that, in addition to an event of default as defined in the aircraft notes or the senior note, any breach of the Amendment shall constitute an event of default under the aircraft notes, the senior note, and the aircraft leases. Other than as set forth in the Amendment, the aircraft notes and the senior note remain in effect, and the status of the aircraft leases are not affected. The foregoing summary is not complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1.

In order to satisfy its obligations to Raytheon now due November 17, 2011, the Company will need to generate sufficient cash from operations to repay the obligation, secure alternative sources of financing, raise additional capital, refinance the obligation, or achieve a combination of any or all of the foregoing to satisfy the terms of the aircraft notes. As previously reported in the Company’s filings with the SEC, it is management’s plan to obtain new financing with a different lender, and the Company has retained Raymond James & Associates, Inc. to act as its external investment banking advisor in attracting new financing and optimizing the repayment terms of the debt related to the aircraft notes. Furthermore, it is management’s intention to continue the operations of the business in the normal course.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2011	Great Lakes Aviation, Ltd.

	By:	/s/ Michael O. Matthews
Michael O. Matthews
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Amendment to Agreement between the Company and Raytheon Aircraft Credit Corporation, dated October 14, 2011.